EXHIBIT 3.2

ARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number E0149492019-0
Filing Number 20211408998
Filed On 4/23/2021 2:13:00 PM
Number of Pages 6

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended

and Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT • USE DARK INK ONLY • DO NOT HIGHLIGHT
1. Entity Information:	Name of entity as on file with the Nevada Secretary of State The Hempacco Co., Inc. Entity or Nevada Business Identification Number (NVID): E0149492019-0
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

X Certificate to Accompany Restated Articles or Amended and Restated Articles

Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

x Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)            incorporators                  board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

X Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation* have voted in favor of the amendment is: 100%

 Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

The entity name has been amended. Dissolution

The purpose of the entity has been amended. Merger

The authorized shares have been amended. Conversion

Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended

and Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 04/30/2021 Time: (must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

X. The entity name has been amended.

The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

The purpose of the entity has been amended.

X The authorized shares have been amended.

The directors, managers or general partners have been amended.

IRS tax language has been added. Articles have been added.

Articles have been deleted.

Other.

The articles have been amended as follows: (provide article numbers, if available)

Amended Article 1 and Article 4 (remove words “and have no par value”)

(attach additional page(s) if necessary)

6. Signature: (Required)

	X	/s/ Neville Pearson	Chief Financial Officer

		Signature of Officer or Authorized Signer	Title

		Signature of Officer or Authorized Signer	Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please Include any required or optional Information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

SECOND AMENDED AND

RESTATED ARTICLES OF

INCORPORATION OF

THE HEMPACCO CO., INC.

THE HEMPACCO CO. INC. a corporation organized and existing under and by virtue of the Nevada Revised Statutes, does hereby certify as follows:

FIRST:

That the Corporation was originally incorporated on April 1, 2019.

SECOND:

That the Corporation’s Articles of Incorporation arc hereby amended and restated to read in their entirety as follows:

ARTICLE ONE

The name of the corporation is Hcmpacco Co., Inc. (the “corporation”).

ARTICI.E TWO

The address of the Corporation’s registered office in the state of Nevada is located at 916 Southwood Boulevard, Suite 1A. Incline Village, NV 89451. and the name of its registered agent in Nevada is James K. Burau.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

ARTICLE FOUR

FIRST: The Corporation is authorized to issue Common Stock and Preferred Stock.

SECOND: The total number of common shares that the Corporation shall have authority to issue is twenty million (20,000,000) par value $0.01 shares and such shall be designated Common Stock.

THIRD: The total number of preferred shares that the Corporation shall have authority to issue is twenty million (20,000,000) par value $0.01 shares and such shall be designated Preferred Stock.

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ARTICLE FIVE

The Corporation shall have perpetual existence.

ARTICLE SIX

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE SEVEN

The number of Directors which constitute the whole Board of Directors of the Corporation shall be up to five (5), and the manner of their election shall be designated in the Bylaws of the Corporation.

ARTICLE EIGHT

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors Is expressly authorized to make ,alter, amend or repeal the Bylaws of the Corporation.

ARTICLE NINE

FIRST: To the fullest extent permitted by the Nevada Revised Statutes as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve material misconduct or a knowing violation of law, (iii) under the Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit.

SECOND: The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such party, such party’s testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

THIRD: Neither any amendment nor repeal of this Article Nine, nor the adoption of any provision of this Corporation’s Second Amended and Restated Articles of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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ARTICLE TEN

Meetings of the stockholders may be held within or without the state of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE ELEVEN

Vacancies created by newly created directorships, created in accordance with the Bylaws of the Corporation. may be filled by the vote of a majority, although less than quorum, of the directors then in office, or by a sole remaining director.

ARTICLE TWELVE

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE THIRTEEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE FOURTEEN

FIRST: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Nevada may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof. or on the application of any receiver or receivers appointed for the Corporation under the provisions of the Nevada Revised Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of the Nevada Revised Statutes, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may and also on the Corporation.

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SECOND: The foregoing first amendment and restatement of the Articles of lncorporation has been duly adopted by resolutions adopted by the Board of Directors of the Corporation in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

THIRD: The foregoing second amendment and restatement of the Articles of lncorporation has been duly adopted by resolutions adopted by the holders of a majority of the outstanding Common Stock in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

FOURTH: The foregoing second amendment and restatement of the Articles of lncorporation has been duly adopted in accordance with Chapter 78 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, THE HEMPACCO CO., INC. has caused this certificate to be executed by Sandro Piancone, its President, as of April 5, 2021.

THE HEMPACCO CO., INC.
a Nevada corporation

By:	/s/ Sandro Piancone
Sandro Piancone, President

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